Exhibit 10.2

Execution Copy

SECURITY AGREEMENT

SECURITY AGREEMENT (this “Agreement”), dated as of February 24, 2009, by and between Synvista Therapeutics, Inc., a Delaware corporation (“Company” or the “Debtor”) and Baker Bros. Advisors LLC as collateral agent for the Secured Parties (together with its successors and assigns in such capacity, the “Collateral Agent”).

WITNESSETH:

WHEREAS, pursuant to a Note Purchase Agreement, dated the date hereof, between Company and the Collateral Agent (the “Purchase Agreement”), Company has agreed to issue to the Holders (as defined in the Purchase Agreement) and the Holders have each agreed to purchase from Company certain of Company’s Senior Secured Notes (the “Notes”) in the principal amounts as described in the Purchase Agreement; and

WHEREAS, in order to induce the Holders to purchase the Notes, the Debtor has agreed to execute and deliver to the Collateral Agent this Agreement for the benefit of the Collateral Agent and the Holder and to grant to it a first priority security interest in certain property of the Debtor to secure the prompt payment and performance of all of the Obligations (as hereinafter defined).

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.           Certain Definitions.  As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.  Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC shall have the respective meanings given such terms in Article 9 of the UCC.

(a)           “Collateral” means all right, title and interest in and to, whether now owned or hereafter acquired and wherever located:

  (i)        all Receivables;

  (ii)       all Equipment;

  (iii)      all General Intangibles;

  (iv)      all Inventory;

  (v)       all Investment Property;

  (vi)      all Intellectual Property;

(vii)       (a) without limiting the generality of the foregoing, all contract rights, rights of payment which have been earned under a contract right, instruments (including, without limitation, promissory notes), documents, chattel paper (including, without limitation, electronic chattel paper), warehouse receipts, deposit accounts, letters of credit and money; (b) all commercial tort claims (whether now existing or hereafter arising); (c) all letter of credit rights (whether or not the respective letter of credit is evidenced by a writing); (d) all supporting obligations; (e) all clinical, preclinical and non-clinical data; (f) all regulatory filings, applications, approvals and permits whether with or from the U.S. Food and Drug Administration or other government agency; (g) clinical and preclinical trial quantities or commercial inventories of finished product, active pharmaceutical ingredient and bulk drug supply and (h) to the extent assignable, all rights to tax credits and tax refunds;

(viii)       ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by the Debtor or in which it has an interest), computer programs, tapes, disks and documents relating to (i), (ii), (iii), (iv), (v), (vi) or (vii) of this Section; and

(ix)         all Proceeds and products of (i), (ii), (iii), (iv), (v), (vi) and (vii) in whatever form, including, without limitation:  cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including, without limitation, hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds, in each case relating to all of the Company’s diagnostic assets, including, without limitation, (a) that certain License and Research Agreement dated as of July 12, 2004, as amended (the “License Agreement”), between BIO-RAP Technologies Ltd. (“BIO-RAP”), on its own behalf and on behalf of the Rappaport Family Institute for Research in the Medical Sciences, and the Company, (b) the Licensed Technology (as defined in the License Agreement) being developed thereunder, (c) the Company’s HAPTOCHEK™ diagnostic test kit, and (d) the Company's diagnostic test kit for the measurement of carboxy-methyllysine ("CML").

(b)           “Copyright Licenses” means any and all agreements, licenses and covenants providing for the granting of any right in or to Copyrights or otherwise providing for a covenant not to sue (whether the Debtor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule C hereto.

(c)           “Copyrights” mean all United States and foreign copyrights (including, without limitation, Community designs), including but not limited to copyrights in software and all rights in and to databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, moral rights, reversionary interests, termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule C hereto, (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

(d)           “Equipment” means goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

(e)           “General Intangibles” means all general intangibles as defined in the UCC, whether now owned or hereafter acquired, including, without limitation, all payment intangibles, and without limiting the generality of the foregoing all of the following whether or not constituting general intangibles as defined in the UCC: all choses in action, causes of action, corporate or other business records, inventions, designs, equipment formulations, manufacturing procedures, quality control procedures, service marks, trade secrets, goodwill, design rights, software, computer information, source codes, codes, records and updates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held or granted to secure payment of any of the Receivables by a Customer (other than to the extent covered by Receivables), all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

(f)            “Inventory” means all now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such party’s business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

(g)           “Intellectual Property” means all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses.

(h)           “Investment Property” means all now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

(i)            “Obligations” means all of the Company’s obligations under this Agreement and the Notes, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, as such obligations may be amended, supplemented, converted, extended or modified from time to time.

(j)            “Patent Licenses” shall mean all agreements, licenses and covenants providing for the granting of any right in or to Patents or otherwise providing for a covenant not to sue (whether the Debtor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule C.

(k)         “Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, without limitation: (i) each patent and patent application referred to in Schedule C hereto, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

(l)          “Permitted Liens” means any and all of the following:  (i) liens existing as of the date of this Agreement and listed on Schedule D; (ii) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that the Company maintains adequate reserves therefor in accordance with GAAP; (iii) liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like persons arising in the ordinary course of the Company’s business and imposed without action of such parties; provided, that the payment thereof is not yet required; (iv) liens arising from judgments, decrees or attachments that do not exceed $250,000 and to the extent applicable are not covered by a policy of insurance; (v) the following deposits, to the extent made in the ordinary course of business:  deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or environmental liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vi) purchase money security interests and liens in connection with financing leases on equipment, and (vii) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described in clause (vi) above.

(m)        “Receivables” means (i) all Accounts (as defined in the UCC), (ii) such contract rights, instruments, documents, chattel paper (including, without limitation, electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing arising out of or in connection with the sale or lease of Inventory or the rendition of services, and (iii) all supporting obligations, guarantees and other security for any of the foregoing, whether secured or unsecured, now existing or hereafter created.

(n)         “Secured Parties” means from time to time each person or entity who is at any such time a Holder (as defined in the Purchase Agreement).

(o)         “Trademark Licenses” shall mean any and all agreements, licenses and covenants providing for the granting of any right in or to Trademarks or otherwise providing for a covenant not to sue or permitting co-existence (whether the Debtor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule C.

(p)         “Trademarks” shall mean all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, without limitation: (i) the registrations and applications referred to in Schedule C, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

(q)           “UCC” means the Uniform Commercial Code, as currently in effect in the State of New York.

2.           Grant of Security Interest.  To secure the payment and performance of all of the Obligations, the Debtor hereby grants to the Collateral Agent, a continuing security interest in all of the Debtor’s right, title and interest of whatsoever kind and nature in and to the Collateral (the “Security Interest”).  Notwithstanding any provision of this Agreement to the contrary, Collateral shall not include (i) any property that is subject to a Permitted Lien pursuant to subsection (vi) of such definition to the extent that such Permitted Lien prohibits the security interest hereunder or (ii) any agreement with a third party existing on the date hereof that prohibits the grant of a lien on (but not merely the assignment of or of any interest in) such agreement or any of the Debtor’s rights thereunder without the consent of such party or under which a consent to such grant is otherwise required, which consent has not been obtained, except to the extent any such prohibition is made ineffective as a result of Section 9-406(d), 9-407, 9-408, or 9-409 of the UCC.

3.           Representations, Warranties, Covenants and Agreements of the Debtor.  The Debtor represents and warrants to, and covenants and agrees with, the Collateral Agent as follows:

(a)           The Debtor has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder.  The execution, delivery and performance by the Debtor of this Agreement and the filings contemplated herein have been duly authorized by all necessary action on the part of the Debtor and no further action is required by the Debtor.  This Agreement constitutes a legal, valid and binding obligation of the Debtor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally.

(b)           The Debtor represents and warrants that it has no place of business or offices where its respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto.

(c)           The full legal name of the Debtor is as set forth on the signature page hereof.  The Debtor has not done in the last five (5) years, and does not do, business under any other name (including, without limitation, any trade name or fictitious business name), except as set forth on Schedule B attached hereto.

(d)         Without limiting any prohibitions or restrictions in the Note, the Debtor shall not change its name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), sole place of business, chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Collateral Agent in writing at least ten (10) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business, chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions reasonably necessary or advisable to maintain the continuous validity, perfection and the same priority of the Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby.

(e)         Except for Permitted Liens, the Debtor is the sole owner of the Collateral (except for exclusive, semi-exclusive and non-exclusive licenses granted by a Debtor in the ordinary course of business which licenses existing as of the date hereof are identified on Schedule E hereto), free and clear of any liens, security interests, encumbrances, rights or claims, and, subject to the receipt of the consent of BIO-RAP under the License Agreement, is fully authorized to grant the Security Interest in and to pledge the Collateral.

(f)          This Agreement creates in favor of the Collateral Agent a valid security interest in the Collateral securing the payment and performance of the Obligations and, upon making the filings described in the immediately following sentence, a perfected first priority security interest in such Collateral.  Except for the filing of financing statements on Form-1 under the UCC with the Secretary of State of the State of Delaware, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either (i) for the grant by a Debtor of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by the Debtor or (ii) for the perfection of or exercise by the Collateral Agent of its rights and remedies hereunder.

(g)         Other than Permitted Liens and Permitted Transfers, the Debtor will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral without the prior written consent of the Collateral Agent.  “Permitted Transfers” means (i) sales of inventory in the normal course of business, (ii) licenses of technology in the ordinary course of business on commercially reasonable terms and consistent with the Company's past practices, (iii) dispositions of worn-out or obsolete equipment and dispositions of equipment not exceeding $50,000 per year, (iv) certain amounts that may be payable to JMP Securities LLC pursuant to the engagement letter dated November 18, 2008 in the event of the sale of all or substantially all of the Debtor’s business, or (v) payment of certain amounts owed to unsecured creditors of the Debtor, including approximately $475,000 in liabilities outstanding as of December 31, 2008, and up to $3,199,955 in additional liabilities that are anticipated to be incurred in the near term, including, without limitation, operating expenses, severance payments, cost of tail policies relating to the current directors’ and officers’ liability insurance policies maintained by the Company on the date of this Agreement and other costs related to the winding-up of the Company’s business; provided, however, that of the amount to be paid in additional liabilities, $1,462,000 shall be reserved for the payment of all costs related to the winding-up of the Company’s business and $136,000 shall be paid to BIO-RAP, which represents all the payments due to BIO-RAP under the License Agreement between BIO-RAP and the Company through December 31, 2009.  The funds for the payment of such liabilities shall first come from available cash on hand and second, from proceeds of the sale or other liquidation of unencumbered assets, excluding the Collateral.  The Collateral may not be sold to unsecured creditors and the proceeds may not be used to pay any of the unsecured creditors.

(h)         The Debtor shall promptly execute (as applicable) and deliver to the Collateral Agent such further assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Collateral Agent may from time to time reasonably request and may reasonably deem necessary to perfect, protect or enforce its security interest in the Collateral.

(i)           Schedule C sets forth a true and complete list of (i) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by or, in the case of Copyrights, exclusively licensed to, the Debtor and (ii) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses relating to all of the Company’s diagnostic assets, including, without limitation, (a) the License Agreement between BIO-RAP and the Company, (b) the Licensed Technology (as defined in the License Agreement) being developed thereunder, (c) the Company’s HAPTOCHEK™ diagnostic test kit, and (d) the Company’s diagnostic test kit for the measurement of CML.

(j)           The Debtor shall promptly report to the Collateral Agent (i) the filing of any application to register any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by the Company or through any agent, employee, licensee, or designee thereof) and (ii) the registration of any Intellectual Property by any such office.  The Debtor shall take such step as may be reasonably requested by the Collateral Agent to ensure that the security interest of the Collateral Agent is registered with each such recording office.

(k)          With respect to any Collateral that is evidenced by, or constitutes, a Certificated Security, Chattel Paper or Instrument (other than any Chattel Paper or Instruments having a value less than $10,000 individually or $50,000 in the aggregate), the Debtor shall cause each originally executed copy thereof to be delivered to the Collateral Agent (or its agent or designee) appropriately indorsed to the Collateral Agent or indorsed in blank:  (i) with respect to any such Collateral in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Collateral hereafter arising, within ten (10) days of the Debtor acquiring rights therein.

4.           Event of Default.  The occurrence of an Event of Default (as defined in the Notes) under the Notes shall constitute an Event of Default hereunder.

5.           Duty To Hold In Trust.  Upon the occurrence of any Event of Default that remains continuing and at any time thereafter, following written notice from Collateral Agent the Company shall, upon receipt by it of any revenue, income or other sums subject to the Security Interest, whether payable pursuant to the Notes or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Collateral Agent and shall forthwith endorse and transfer any such sums or instruments, or both, to the Collateral Agent for application to the satisfaction of the Obligations.

6.           Rights and Remedies Upon Default.  Upon occurrence of any Event of Default that remains continuing and at any time thereafter, the Collateral Agent shall have the right to exercise all of the remedies conferred hereunder, and the Collateral Agent shall have all the rights and remedies of a Collateral Agent under the UCC and/or any other applicable law or in equity (including, without limitation, the Uniform Commercial Code of any jurisdiction in which any Collateral is then located).  Without limitation, the Collateral Agent shall have the following rights and powers:

(a)           The Collateral Agent shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Debtor shall assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Company’s premises or elsewhere, and make available to the Collateral Agent, without rent, all of the Company’s respective premises and facilities for the purpose of the Collateral Agent taking possession of, removing or putting the Collateral in saleable or disposable form.

(b)           The Collateral Agent shall have the right to operate the business of the Debtor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Collateral Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Company or right of redemption of the Company, which are hereby expressly waived.  Upon each such sale, lease, assignment or other transfer of Collateral, the Collateral Agent may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Company, which are hereby waived and released.

7.           Applications of Proceeds.  The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Collateral Agent in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Collateral Agent shall pay to the Company any surplus proceeds.

8.           Costs and Expenses.  The Company agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto.  The Company will also, upon demand, pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Collateral Agent may incur in connection with (i) the enforcement of this Agreement or (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral.

9.           Security Interest Absolute.  All rights of the Collateral Agent and all Obligations of the Debtor hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Notes or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Notes or any other agreement entered into in connection with the foregoing; (c)  any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Collateral Agent to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Debtor, or a discharge of all or any part of the Security Interest granted hereby.  The Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance.  In the event that at any time any transfer of any Collateral or any payment received by the Collateral Agent hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Collateral Agent, then, in any such event, the Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof.  The Debtor waives all right to require the Collateral Agent to proceed against any other person or to apply any Collateral which the Collateral Agent may hold at any time, or to marshal assets, or to pursue any other remedy.  The Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

10.         Power of Attorney.  The Debtor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as the Debtor’s attorney-in-fact, with full authority in the place and stead of the Debtor and in the name of the Debtor, the Collateral Agent or otherwise, from time to time upon the occurrence and during the continuance of any Event of Default in the Collateral Agent’s discretion to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement.

11.         Access; Right of Inspection.  The Collateral Agent shall at all times have full and free access during normal business hours following reasonable advance notice to all the books, correspondence and records of the Debtor, and the Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Debtor agrees to render to the Collateral Agent, at the Debtor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.  The Collateral Agent and its representatives shall at all times also have the right to enter any premises of the Debtor and inspect any property of the Debtor where any of the Collateral of the Debtor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

12.           Further Assurances.  The Debtor agrees that from time to time, at its expense, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

13.           Term of Agreement.  This Agreement and the Security Interest shall terminate on the date on which all payments under the Notes have been made in full.  Upon such termination, the Collateral Agent will promptly file all termination statements with respect to any financing statement executed and filed pursuant to this Agreement.

14.           Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be sent in accordance with the provision of Section 9 of the Purchase Agreement.

15.           Miscellaneous.

  (a)           No course of dealing between the Debtor and the Collateral Agent, nor any failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

  (b)           All of the rights and remedies of the Collateral Agent with respect to the Collateral, whether established hereby or by the Notes or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

  (c)           This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto.  Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

  (d)           In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable.  If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

  (e)           No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(f)          This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

(g)         This Agreement shall be construed in accordance with the laws of the State of New York, except to the extent the validity, perfection or enforcement of a security interest hereunder in respect of any particular Collateral which are pursuant to mandatory choice of law rules governed by a jurisdiction other than the State of New York in which case such law shall govern.

(h)         This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(i)           To the fullest extent permitted by applicable law, the Debtor shall remain obligated hereunder notwithstanding that, any demand for payment of any of the Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Obligations continued, and the Obligations or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any Secured Party, and the Note and/or Purchase Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent (or the requisite Holders) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

DEBTOR:

SYNVISTA THERAPEUTICS, INC.

By:	/s/ Noah Berkowitz, M.D., Ph.D.
Name:	Noah Berkowitz, M.D., Ph.D.
Title:	President and Chief Executive Officer

COLLATERAL AGENT:

BAKER BROS. ADVISORS, LLC

By:	/s/ Julian Baker
Name:	Julian Baker
Title:	Managing Member

SCHEDULE A

Places of Business of the Company:

221 West Grand Avenue
Montvale, New Jersey 07645

Locations Where Collateral is Located or Stored:

221 West Grand Avenue
Montvale, New Jersey 07645

Maine Biotechnology Services, Inc,
1037R Forest Avenue
Portland, ME 04103
207-797-5595

Dr. Andy Levy
Technion Faculty of Medicine
Technion Israel Institute of Technology
Rappaport Building 12th Floor
Haifa 31096
Israel

Biocheck
323 Vintage Park Drive
Foster City, CA 94404

SCHEDULE B

The Company changed its name from Alteon Inc. to Synvista Therapeutics, Inc. effective July 25, 2007.

SCHEDULE C

List of Intellectual Property

Copyrights

None.

Copyright Licenses

None.

Patents

See attached for list of issued patents and patent applications of the Company.

Patent Licenses

1.
License and Research Agreement dated as of July 12, 2004 by and between BIO-RAP Technologies, Ltd., an Israeli corporation on its own behalf and on behalf of the Rappaport Family Institute for Research in the Medical Sciences and HaptoGuard, Inc.

Trademarks

None.

Trademark Licenses

None.

SCHEDULE D

Existing Liens

None.

SCHEDULE E

Existing Licenses Where Debtor is Licensor

ARUP Laboratories at the University of Utah
MicroCoat Biotechnolgie GmbH